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Contacts:

Michael A. Griffith                      Douglas MacDougall
Chairman and Chief Executive Officer     Naresh Kachoria
ChiRex Inc.                              Feinstein Kean Partners Inc.
(203) 351-2300                           (617) 577-8110


FOR IMMEDIATE RELEASE


                      CHIREX NAMES MICHAEL A. GRIFFITH
                    CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Stamford, Connecticut-September 1, 1998-ChiRex Inc. (Nasdaq: CHRX) today announced the appointment of Michael A. Griffith, 39, as Chairman of the Board and Chief Executive Officer, effective immediately. Mr. Griffith, who has been with the Company since 1996, was formerly a member of the Office of the Chief Executive and Chief Financial Officer. Elizabeth M. Greetham has resigned her positions as Chairman of the Board and as a Director of the Company.

"During the last three months Mr. Griffith has demonstrated that he is the best candidate to lead this Company," stated W. Dieter Zander, a member of ChiRex's Board of Directors. "Michael has excellent managerial skills, an extensive track record in business development, and perhaps most important, an understanding of the critical role that ChiRex's proprietary technology can play in the future of this industry. This appointment reflects the Board's commitment to meeting the service requirements of its pharmaceutical customers using a product management-based approach, while simultaneously delivering superior returns to shareholders. On behalf of the entire Board of Directors, I extend best wishes and thanks to Liz Greetham for her substantial commitment to ChiRex since its formation."

Mr. Griffith stated that "ChiRex currently has world-class, multi-site pharmaceutical contract manufacturing capability and the leading process technology position in the industry. By adding the important upstream activities of process research, contract process development and small-scale synthesis, we will provide our pharmaceutical and life science customers with the finest integrated product support available anywhere to speed their products to market at the lowest possible cost."

ChiRex also announced that Frank J. Wright, who formerly shared the Office of the Chief Executive with Mr. Griffith, is today appointed Executive Vice President, reporting to Mr. Griffith. Also effective today is the previously announced appointment of Ian Shott as Chief Operating Officer. Jon E. Tropsa, formerly Corporate Controller and Treasurer, has been promoted to Vice President, Finance, reporting to Mr. Griffith.

                                   -more-

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Ian Brown, formerly head of Manufacturing Operations, has been appointed
Vice President, Annan Operations, reporting to Mr. Shott.

Management Backgrounds

Mr. Griffith has served ChiRex as Chief Financial Officer since April 1996 and as a member of the Board of Directors since October 1996. Previously, he was a Director of Credit Suisse First Boston, and a Vice President of Bankers Trust Company. Mr. Griffith holds a Master of Management in finance, marketing and international economics from the J.L. Kellogg Graduate School of Management at Northwestern University.

Mr. Wright joined ChiRex as Vice President of Operations in November 1997, following the acquisition of Glaxo's Annan facility by ChiRex. During the previous 16 years, Mr. Wright served in senior positions at Glaxo in outsourcing and procurement, manufacturing strategy and corporate development. He trained as a mechanical engineer, and studied strategic business and management development at Liverpool University and London Business School.

Ian Shott brings to ChiRex the accumulated experience of over 20 years of fine chemical manufacturing experience. Mr. Shott was formerly General Manager of Lonza Fine Chemicals, Head of International Supply Chain Management, and was a member of the Executive Committee. Previously, he served at ICI and Zeneca Fine Chemicals for 15 years. Mr. Shott holds a BS in Chemical Engineering from the Imperial College in London. Mr. Shott will be based at the Company's facility in Dudley, England.

Mr. Tropsa has over twenty years of financial management experience and was formerly Corporate Controller of Dynacast, Inc. in Yorktown Heights, NY and Hargro Associates in Stamford, CT. Mr. Tropsa holds a BS in Accounting from Babson College and is a Certified Public Accountant.

Mr. Brown has been solely responsible for all manufacture and sales and operations planning at the Annan site for the past three years with ChiRex and Glaxo Wellcome. Mr. Brown joined Glaxo Wellcome in 1987 from SmithKline Beecham.

ChiRex Inc. serves the outsourcing needs of some of the largest pharmaceutical and life science companies in the world by providing pharmaceutical fine chemical manufacturing and process development services and offering its customers access to the Company's extensive portfolio of proprietary technologies. ChiRex's contract manufacturing services developed over the past thirty years include, process research and development, hazard evaluation and clinical quantity pilot-scale and commercial-scale manufacturing at its world-class current Good Manufacturing Practices facilities in Dudley, England and Annan, Scotland. The Company's customers include Glaxo Wellcome plc, Sanofi S.A., Pfizer Inc., Pharmacia & Upjohn Inc., Bristol Myers-Squibb, Eli Lilly and Company, Astra, Rohm and Haas Company and SmithKline Beecham plc. The Company's common stock is publicly traded in the United States on the Nasdaq National Market under the symbol "CHRX."

Any statements contained in this release that relate to future plans, events, or performance, are forward-looking statements that involve risks and uncertainties, including, but not limited to, product development and market acceptance risks, product manufacturing risks, the impact of competitive products and pricing, the results of current and future licensing and other collaborative relationships, the results of financing efforts, developments regarding intellectual property rights and litigation, risks of product non-approval or delays or post-approval reviews by the FDA or foreign


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regulatory authorities, and other risks identified in ChiRex Inc.'s
Securities and Exchange Commission filings. Actual results, events or performance may differ materially. Readers are cautioned not to place undo reliance on these forward-looking statements, which speak only as the date hereof. ChiRex undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


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